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Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESTERN GAS RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	84-1127613 (I.R.S. Employer Identification No.)

12200 North Pecos Street
Denver, Colorado 80234
(303) 452-5603
(Address, Including Zip Code, and Telephone Number
of Registrant's Principal Executive Offices)

Western Gas Resources, Inc.
Retirement Plan
(Full Title of the Plan)

John C. Walter, Esq.
Executive Vice President, General Counsel and Secretary
Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234
(303) 452-5603
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.10 per share, including Series A Junior Participating Preferred Stock purchase rights attached thereto (2) (3)	1,000,000 shares	$29.89	$29,890,000	$2,749.88

(1)
This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), covers any additional shares of common stock, par value $.10 per share ("Common Stock"), of Western Gas Resources, Inc. (the "Registrant"), which become issuable under the Retirement Plan (the "Retirement Plan") by reason of any stock dividend, stock split, recapitalization, exchange of shares or other similar transaction effected without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.

(2)
On March 22, 2001, the Board of Directors of the Registrant declared a dividend distribution of one Series A Junior Participating Preferred Stock purchase right for each outstanding share of Common Stock to stockholders of record at the close of business on April 9, 2001 (the "Record Date"). The description and terms of the Series A Junior Participating Preferred Stock purchase rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of March 22, 2001, between the Registrant and Fleet National Bank, as Rights Agent. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock. Pursuant to the Rights Agreement, such rights will also be issued in respect of all shares of Common Stock that the Registrant issues after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (each as defined in the Rights Agreement). In respect of shares of Common Stock of the Registrant issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement after the Distribution Date and prior to the Expiration Date, the Rights Agreement states that the Registrant will, provided that certain circumstances are not present, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

(3)
In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Retirement Plan.

(4)
The proposed maximum offering price per share was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Act and is based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on August 8, 2002 of $29.89 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference in this registration statement:

  (a)
  The Registrant's latest Annual Report on Form 10-K, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

  (b)
  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

  (c)
  The descriptions of the Common Stock and Series A Junior Participating Preferred Stock purchase rights that are contained in the Registrant's registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        John C. Walter, who is giving an opinion regarding the legality of the securities registered hereby, is Executive Vice President, General Counsel and Secretary of the Registrant. As of August 13, 2002 Mr. Walter owned 41,887 shares of Common Stock and options to purchase 68,900 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

        The Registrant's Bylaws incorporate substantially the provisions of the General Corporation Law of the State of Delaware providing for indemnification of directors, officers, employees, and agents of the Registrant against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, employee or agent of the Registrant. In addition, the Registrant is authorized to enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

        As permitted under Delaware law, the Registrant's Certificate of Incorporation provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of the director's fiduciary duty of care. The provision is limited to monetary damages, applies only to a director's actions while acting within his capacity as a director, and does not entitle the Registrant to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to the Registrant or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper personal benefit. In addition, Section 145 of the General Corporation Law of the State of Delaware provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for expenses, including counsel fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if in the case of other than derivative suits, the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful). In the case of a derivative suit, a director, officer, employee or agent of the corporation who is not protected by the Certificate of Incorporation, may be indemnified by the corporation for expenses, including counsel fees, actually and reasonably incurred by the person in connection with defense or settlement of such action or suit if such person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which a director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a present or former director or officer who is successful on the merits in defense of a suit against such person.

        The Registrant also maintains directors' and officers' liability insurance. The specific terms and provisions of the insurance policies limit such coverage.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this registration statement.

Exhibit Number	Description
4.1	The Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).
4.2
Certificate of Amendment to the Certificate of Incorporation of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).
4.3
Certificate of Designation of 7.25% Cumulative Senior Perpetual Convertible Preferred Stock of the Registrant (Filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-1, Registration No. 33-43077, and incorporated herein by reference).
4.4
Certificate of Designation of the $2.28 Cumulative Preferred Stock of the Registrant (Filed as Exhibit 3.6 to the Registrant's Registration Statement on Form S-1, Registration No. 33-53786, and incorporated herein by reference).
4.5	Certificate of Designation of the $2.625 Cumulative Convertible Preferred Stock of the Registrant (Filed under cover of Form 8-K, dated February 24, 1994, and incorporated herein by reference).
4.6
The Amended and Restated Bylaws of the Registrant, adopted on October 12, 2001, and in effect on the date hereof (Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference).

4.7
Rights Agreement, dated as of March 22, 2001, between the Registrant and Fleet National Bank (f/k/a Bank Boston, NA), as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as such term is defined in the Rights Agreement) (Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A (No. 001-10389), dated March 29, 2001, and incorporated herein by reference).
4.8
Restated Profit-Sharing Plan and Trust Agreement of the Registrant (Filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-4, Registration No. 33-43077, and incorporated herein by reference).
4.9	Restated Retirement Plan and Trust Agreement of the Registrant dated May 1, 2001 (Filed as an Exhibit hereto)
5.1	Opinion of John C. Walter, as to the legality of the Common Stock offered hereby.
5.2	Letter, dated March 28, 1991, of the Internal Revenue Service with respect to the Restated Profit-Sharing Plan and Trust.
23.1	Consent of John C. Walter (included as part of Exhibit 5.1 hereto).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney.

Item 9. Undertakings.

  (d)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (e)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this    day of            , 2002.

WESTERN GAS RESOURCES, INC.
By:	/s/ WILLIAM J. KRYSIAK
	Name:	William J. Krysiak
		Title:	Executive Vice President and Chief Financial Officer

        KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration Statement appears below hereby constitutes and appoints John C. Walter and William J. Krysiak, or either of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PETER A. DEA Peter A. Dea	Chief Executive Officer, President and Director (Principal Executive Officer)	August 14, 2002
Brion G. Wise	Chairman of the Board and Director	, 2002
/s/ WALTER L. STONEHOCKER Walter L. Stonehocker	Vice Chairman of the Board and Director	August 14, 2002

/s/ WILLIAM J. KRYSIAK William J. Krysiak	Executive Vice Presidend and Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2002
/s/ LANNY F. OUTLAW Lanny F. Outlaw	Director	August 14, 2002
/s/ DEAN PHILLIPS Dean Phillips	Director	August 14, 2002
/s/ JOSEPH E. REID Joseph E. Reid	Director	August 14, 2002
Richard B. Robinson	Director	, 2002
/s/ WARD SAUVAGE Ward Sauvage	Director	August 14, 2002
/s/ JAMES A. SENTY James A. Senty	Director	August 14, 2002
/s/ BILL M. SANDERSON Bill M. Sanderson	Director	August 14, 2002

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, in the State of Colorado, on                        , 2002.

Western Gas Resources, Inc., Retirement Plan
By:	/s/ WILLIAM J. KRYSIAK William J. Krysiak Trustee
By:	/s/ JOHN C. WALTER John C. Walter Trustee
August 14, 2002 (Date)

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES